As filed with the Securities and Exchange Commission on March 4, 2024
___________________________________________________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 4, 2024

OPPENHEIMER HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Commission File Number 1-12043

Delaware	98-0080034
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)
85 Broad Street
New York, New York 10004
(Address of principal executive offices) (Zip Code)
(212) 668-8000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class registered	Trading Symbol	Name of each exchange on which registered
Common Stock	OPY	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new of revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 8 - OTHER EVENTS

Item 8.01. Other Events.

Oppenheimer Holdings Inc. (NYSE: OPY) today announced that its Board of Directors approved a share repurchase program that authorizes the Company to purchase up to 518,000 shares of the Company’s Class A non-voting common stock, representing approximately 5% of its 10,357,376 currently issued and outstanding shares of Class A non-voting common stock. This authorization will supplement the 120,155 shares that remain authorized and available under the Company’s previous share repurchase program covering up to 543,000 shares of the Company’s Class A non-voting common stock, which was announced on December 14, 2022, for a total of 638,155 shares authorized and available for repurchase. The share repurchase program is expected to continue indefinitely.

In addition, the Company has repurchased and may continue to seek to repurchase its outstanding 5.50% Senior Secured Notes due 2025 (the “Senior Secured Notes”) from time to time through, as applicable, tender offers, open market purchases, privately negotiated transactions or otherwise. Such repurchases, if any, will depend on a number of factors, including, but not limited to, the Company’s priorities for the use of cash, price, market and economic conditions, its liquidity requirements, and legal and contractual restrictions. During the fourth quarter of 2022 to date, the Company has repurchased $11.95 million aggregate principal amount of its Senior Secured Notes in the open market.

See the Company’s press release attached hereto as an exhibit for additional details concerning its share repurchase program.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Exhibit
99.1	Press Release dated March 4, 2024

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oppenheimer Holdings Inc.

Date: March 4, 2024 By: /s/ Albert G. Lowenthal --------------------------------- Albert G. Lowenthal Chief Executive Officer (Duly Authorized Officer)

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated March 4, 2024

Exhibit 99.1

Oppenheimer Holdings Inc. Announces Share Repurchase Program

New York, March 4, 2024 - Oppenheimer Holdings Inc. (NYSE: OPY) today announced that its Board of Directors approved a share repurchase program that authorizes the Company to purchase up to 518,000 shares of the Company’s Class A non-voting common stock, representing approximately 5% of its 10,357,376 currently issued and outstanding shares of Class A non-voting common stock. This authorization will supplement the 120,155 shares that remain authorized and available under the Company’s previous share repurchase program covering up to 543,000 shares of the Company’s Class A non-voting common stock, which was announced on December 14, 2022, for a total of 638,155 shares authorized and available for repurchase. The share repurchase program is expected to continue indefinitely.

Any such share purchases will be made by the Company from time to time in the open market at the prevailing open market price using cash on hand, in compliance with the applicable rules and regulations of the New York Stock Exchange, state corporate law and federal and state securities laws and the terms of the Company’s senior secured debt. All shares purchased will be canceled. The timing and amounts of any purchases under the program will be determined by management in its discretion based on market and economic conditions and other factors including price, legal and regulatory requirements and capital availability. The share repurchase program does not obligate the Company to repurchase any dollar amount or number of Class A non-voting common shares. Depending on market conditions and other factors, these repurchases may be commenced or suspended from time to time without prior notice.

Company Information
Oppenheimer Holdings Inc., through its operating subsidiaries, is a leading middle market investment bank and full service broker-dealer that provides a wide range of financial services including retail securities brokerage, institutional sales and trading, investment banking (both corporate and public finance), research, market-making, trust, investment management, and commercial mortgage banking. With roots tracing back to 1881, the firm is headquartered in New York and has 90 offices in 25 states and 6 foreign jurisdictions.

Forward-Looking Statements
This press release includes certain “forward-looking statements” relating to anticipated future performance. For a discussion of the factors that could cause future performance to be different than anticipated, reference is made to Factors Affecting “Forward-Looking Statements” in Part I, Item 2 of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 and Part 1A - Risk Factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

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